UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): November 11, 2005

                           GOLDTECH MINING CORPORATION
             (Exact name of registrant as specified in its charter)



           Nevada               002-95836-NY                  13-3250816
(State or Other Jurisdiction   (Commission File             (I.R.S. Employer
       of Incorporation)            Number)              Identification Number)

               Dalian Dong Tai Industrial Waste Treatment Co., Ltd
                             No. 1 Huaihe West Road
                        E-T-D-Zone, Dalian, China 116600
               (Address of principal executive offices) (zip code)

                                  0411-87622850
              (Registrant's telephone number, including area code)

                                   Copies to:
                               Marc A. Ross, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

      3-11 Bellrose Drive, Suite 314, St. Alberta, Alberta, Canada T8N 5C9
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

     On November 11, 2005, Goldtech Mining Corporation (the "Company") entered into a Share Exchange Agreement (the "Agreement") with China Industrial Waste Management Ltd, a Delaware corporation ("CIWM") and the shareholders of CIWM
(the "CIWM Shareholders"), which closed on November 11, 2005. Pursuant to the Agreement, the Company acquired all of the outstanding equity stock of CIWM from the CIWM Shareholders. As consideration for the acquisition of CIWM, the Company issued 64,000 shares of the Company's Series A Convertible Preferred Stock to the CIWM Shareholders. These issuances are exempt from registration requirements under Regulation D under the Securities Act of 1933, as amended.

     Each share of Series A Convertible Preferred Stock is convertible into 10,000 shares of common stock and is entitled to 10,000 votes on each matter submitted to the stockholders. The holders of the Series A Convertible Preferred Stock have contractually agreed not to convert such shares until the Company has increased its authorized number of shares of common stock.

     In connection with the Agreement, Jinqing Dong and John Leo were appointed to the Board of Directors and Jinqing Dong was appointed Chief Executive Officer and Chief Financial Officer and John Leo was appointed Secretary.

               BUSINESS OF CHINA INDUSTRIAL WASTE MANAGEMENT, INC.

Overview

     China Industrial Waste Management, Inc., through its 90%-owned subsidiary, Dalian Dong Tai Industrial Waste Treatment Co., Ltd. ( "Dalian Dong Tai"), is of the earliest specialized companies engaged in centralized waste treatment in the People's Republic of China. Dalian Dong Tai is engaged in the collection, treatment, disposal and recycle of industrial wastes. Currently, Dalian Dong Tai has more than 600 clients. Dalian Dong Tai recovers all types of industrial wastes. The industrial wastes will be used as raw material to produce chemical and metallurgy products or to receive innocuous treatment through incineration, burial, or water treatment. Dalian Dong Tai also provides waste disposal solutions and realty management service to its clients.

Waste Recycle Treatment Systems

     Currently Dalian Dong Tai has established various recycle treatment systems that are able to handle the following kinds of wastes:

     1. Electric Garbage Dismantle System
     2. Organic Solvent Distillation Recycle System
     3. Fluorescent Tube Treatment System
     4. Organic Macromolecular Waste Destructive Distillation Cracking System
     5. Treatment System for Catalyst Containing Valuable Metals
     6. Waste Etchant Liquor Treatment System
     7. Comprehensive Treatment System for Industrial Waste Water
     8. Incineration System for Solid Waste
     9. Hazard Waste Landfill
     10. Ordinary Industrial Solid Waste Landfill

Electric Garbage Dismantle System

     After classification and dismantlement of copy machine's cartridge and electric components of PCB, the system can recover much metal and plastic with high value and limit the unrecyclable waste to the minimum. Through the dismantlement of white electric garbage from waste household electric appliance and waste product from house appliance manufacturer, the recyclable metrical can be recovered and the hazardous material like phosphor and Freon will go through innocuous treatment. The system was built in 1997, including large disintegrator, electronic weigher, oven, vacuum cleaner, decorticator and large goods elevator. The annual processing capacity of the system is 2,000 tons. The system is able to treat TV picture tube, photocopier cartridge and various electronic components.

Organic Solvent Distillation Recycle System

     Dalian Dong Tai Industrial Waste Treatment Co., Ltd established the organic solvent distillation recycle system in 1992. This system includes raw material storage tank, rectifying tower, and flashing tower. The system is capable of treating organic solvents including triclene, acetone, ethyl acetate, isopropyl alcohol, propylene glycol monomethyl ether methyl alcohol, methylbenzene, and cyclohexanone, etc. The annual capacity is 1,800 tons. The recycle product can be repeatedly used as the industry raw material.

     Since 2000, this system has been listed and promoted as the "national key environmental project" by the State Environmental Protection Administration for 4 consecutive years. Dalian Dong Tai is also listed as the technology supporting unit of the "National Technology Achievement Promotion Project". This system also won the second prize of Dalian Technology Innovations.

     Dalian Dong Tai has established very strict regulation of disposal for the treatment of toxic and hazardous chemical waste. No environmental pollution accident has ever occurred since the establishment of Dalian Dong Tai. Dalian Dong Tai has established relationships with over 40 enterprises in dealing with toxic chemical waste.

Fluorescent Tube Treatment System

     Dalian Dong Tai has developed a waste fluorescent tube treatment system. The system is able to conduct innocuous treatment of fluorescent tube through negative-pressure shattering, mercury adsorption, glass cleaning, metal separation, absorption and cleaning liquid treatment. Currently the treatment capacity is 1,000 pieces/hour.

Organic Macromolecular Waste Destructive Distillation Cracking System

     Canon Dalian Business Machines Co. Ltd is a sole-investor enterprise set up by Canon (China) Co. Ltd. It mainly produces the cartridge of laser printer. The treatment of the waste powdered ink was problematic, so Dalian Dong Tai developed the unique waste powdered ink destructive distillation pyrolysis treatment technique. This system can transform the waste powdered ink into fuel with high calorific value. The residue can also be used to produce cement. The system was built in 1995 and is composed of destructive distillation cracking oven, heat exchange device and air storage tank. The system is able to treat photocopier and printer powdered ink, and organic macromolecular materials such as polystyrene, polypropylene resin, polycarbonate, rubber materials, oil sludge, etc. The annual treatment capacity can reach 500 tons.

Catalyst with Valuable Metals Treatment System

     The treatment system for catalyst with valuable metals developed by Dalian Dong Tai allows it to apply plasma technology to the comprehensive utilization and treatment of hazardous waste. Through the melting in the plasma oven and extraction of rare metal, the system can extract such rare metals as cobalt, nickel, molybdenum, vanadium, etc. The slag can be used as the raw material to produce cement. The annual treatment capacity of the system is 2,000 tons. This technology has won the third prize of National Technology Advancement and is sponsored by the National Technology Innovation Funds for Small-and-Medium Sized Scientific and Technological Enterprise.

Waste Etchant Liquor Treatment System

     This system includes material delivery device, reaction vessel, and filtering device etc. The system can process the waste copper acid-alkaline etchant liquor of PCB industry and produce copper sulphate through neutralization, acidification, and metathesis. The annual treatment capacity of the system is 2,000 tons.

Industrial Waste Comprehensive Treatment System

     The industrial waste comprehensive treatment system includes treatment tank, oil removal tank, reaction tank, precipitation tank, neutralization tank, absorption tank, filtering device and filter press. It's able to treat the ablution resulting from removing oil from metal surface, and grinding and cutting fluids resulting from machining.The designed capacity is 3 tons/hour.

Solid Waste Incineration System

     The inappropriate handling of hazardous chemicals can trigger serious environment pollution. Dalian Dong Tai built the incineration system which includes two-stage incineration stove, residual heat recovery system and innocuous residual gas discharge system with advanced process. The major waste that can be processed include: waste organic solvent, waste oil, waste glue liquor, combustible solid industrial garbage, etc. The system has met national standard and is automatically operated.

Hazard Waste Landfill

     The landfill is built in accordance with the national construction standard. It has a double HDPE impermeable layer lining and percolating water collection system. After stabilization and solidification, the toxic and hazardous waste will receive innocuous treatment. The system is able to handle all kinds of waste residue containing heavy metal and incinerate residues. The project covers an area of 112,350 square feet. The landfill capacity is 20,000 tons.

Landfill for Ordinary Industrial Solid Waste

     The landfill for ordinary industrial solid waste is built according to national standard. It's equipped with single layer anti-seepage pretreatment system and collection system of percolating water. The landfill can process ordinary industrial waste of Class 1 and 2. The capacity of the landfill is 100,000 tons.

Market/Customers

     The major sources of industrial waste in the Dalian area are industrial enterprises, medical units, scientific research institutions and university laboratories. According to statistics from Dalian Dong Tai, the amount of waste collected has been increasing every year. The amount in 2001 was 11,000 tons, 13,226 tons in 2002, 14,594 tons in 2003, and 18,460 tons in 2004.It estimated that the annual growth rate in the next ten years will be 20%.

     Currently the industrial waste treatment business is still new in China. There are only a few costal cities that have built or plan to build the industrial waste treatment facilities. Due to the industry's strict requirement of professional technology and management, the accession is limited by granting special operation license. Only those companies securing the special operation license issued by national or local government can engage in the business legally. To avoid the environmental risk caused by inappropriate transfer of hazardous waste due to disorder competition, China has set up the industry planning according to regionalism. In the national planning, Dalian Dong Tai is responsible for collecting and processing the industrial waste of Dalian and surrounding area. Hence the basic market is guaranteed to some degree.


     Dalian Dong Tai has won long-term contracts of disposing solid waste from more than 600 enterprises, among which are many famous multinational companies such as Canon, Pfizer, Toshiba, Toto, Posco-CFM Coated Steel, Fuji, Wepec, Ryobi, TDK, YKK, and Panasonic. The expenditure on solid waste treatment of Canon accounts for 26% of Dalian Dong Tai's total revenue. With the expansion of Dalian Dong Tai's client group, the share of revenue from Canon is decreasing every year.

Technology and Intellectual Property

     Dalian Dong Tai has established the Dong Tai Industrial Waste Disposal Technology Center with the Dalian University Institute for Ecoplanning and Development. The center currently has 22 professional engineers and 9 analysts. With cooperation from experts from Canada and the US based RPP International Consulting Company. Now under the support of Dalian University of Technology, the Center is focusing on the research of ecoplanning theory and policy, professional training, ecoplanning, ecological efficiency evaluation, case analysis of eco-industrial Park, community or eco city, and reality simulation or dynamic tracking realistic simulation.

     Since its establishment, Dalian Dong Tai has been in close cooperation with scientific research academy and universities, such as Dalian Institute of Chemical Physics (DICP), Beijing Institute of Mechanics, Chinese Academy of Sciences, Tsinghua University and Dalian University of Technology. Dalian Dong Tai took part in the compilation of National Waste Disposal Criteria with over 50 international enterprises such as China Electronics Engineering Design Institute, Intel (China) Co., Ltd, Motorola (China) Co., Ltd, and Del l(China) Co., Ltd. Dalian Dong Tai's R&D team specializes in environmental engineering, chemical engineering, water supply and drain system, surface treatment, biological engineering, metallurgy, machinery, electronics, and computer science. They are especially important to the research of innocuous treatment of industrial solid waste and the comprehensive waste utilization. The scientific achievements that have been applied in the business operation include:

     1. The Comprehensive Utilization and Disposal of Waste Organic Solvent. It won the second prize of Dalian Technology Innovation and has been listed as the "National Key Practical Technology for Environmental Protection" by the Ministry of Science and Technology and the State Administration of Environmental Protection;
     2.   The Destructive Distillation Thermal Cracking of Powdered Ink;
     3.   The Safety Landfill of Hazardous Waste;
     4.   Pyrolysis Incineration Stove;
     5.   The Innocuous Treatment of Cyanide;
     6. The Comprehensive Utilization of the Waste Etchant Liquor from PCB industry;
     7. The Comprehensive Utilization and Disposal of Waste Catalyst. It won the third prize of Dalian Technology Innovation and has been listed as the "National Key Practical Technology for Environmental Protection" by the State Administration of Environmental Protection. It was supported by the Innovation Funds for Small-and-Medium Sized Scientific and Technological Enterprises of the Ministry of Science and Technology;
     8.   The treatment of PCB Industry's Waste Liquid containing heavy metal;
     9.   The Disposal of Medical Refuse;
     10.  The Disposal of Waste Battery;
     11.  The Innocuous Treatment of Arsenic Compound;
     12.  The Wet Oxidation of High Concentration Organic Waste;
     13.  The Disposal of Ordinary Industrial Waste; and
     14.  The  Comprehensive  Utilization  and  Innocuous  Treatment of Electric
          Waste.

     Among the above technology, the following have been granted patent or accepted in patent application.

     Patents granted:

          o The Disposal of the Waste Powdered Ink of Copy Machine; Patent No. ZL 01 1 27963.X
          o    Consecutive Destructive  Distillation Stove Utility Model; Patent
               No.: 200420069745.5
          o    Plasma Fusion Pyrolysis Device; Patent No. : 200420069742.1

     Application Acceptance:

          o    The Disposal of Waste Catalyst, Acceptance No. : 200410021093.2

Government Regulation

     The industrial waste treatment business is still in its nascent stages in China. There are only a few costal cities that have built or even plan to build the industrial waste treatment facilities. The industry has high barriers to entry due to the central government's strict requirements of professional technology and management. Only those companies who have been granted the special operating license issued by the national and local governments are permitted to engage in the industrial waste business. Additionally, the central government has granted exclusive rights to companies to operate in the industrial waste business according to regions. As part of this national planning scheme, Dong Tai Industrial Waste Treatment Co. Ltd is responsible for collecting and processing the industrial waste in all of Dalian and its surrounding areas in the province.

Employees

     As of November 1, 2005 Dalian Dong Tai had 215 employees. The Company has not experienced any work stoppages and Dalian Dong Tai considers relations with its employees to be good. Dalian Dong Tai anticipates hiring additional employees as it increases production and collection of waste materials.

Description of Property

     Dalian Dong Tai's principal executive offices are located at No. 1 Huailu West Road, EDT Zone. Dalian City, China 11660. In addition, Dalian Dong Tai has the following facilities:

       -------------------------------------- ----------------------------------- -------------
                      Address                              Function               Area (sqft)
       -------------------------------------- ----------------------------------- -------------
       No.1, Dakai Huaihe West Road           Office building and electric        90,233
                                              waste disposal area
       -------------------------------------- ----------------------------------- -------------
                                              Processing workshop of waste
       No.27, Dakai Huaihe West Road          etchant liquor and analysis         19,698
                                              lab
       -------------------------------------- ----------------------------------- -------------
                                              Processing workshop of waste
       No.100, Dakai Tieshan West Road No.27  catalyst, waste water               72,588
                                              processing station
       -------------------------------------- ----------------------------------- -------------
       No.6 District, Haiqing (Outside the
       Northwest wall of Xitai Oil Refinery   hazard waste safe landfill          112,350
       Plan)
       -------------------------------------- ----------------------------------- -------------
       Flame-retardant Plant of Xiaowang                                          214,000
       Tuanyuan Development Zone
                                              Hazardous waste incineration
                                              field, waste classification and
                                                        storage field
       -------------------------------------- ----------------------------------- -------------
       Qianguan Village, Ganjinzi District    industrial solid wastes landfill    107,000
       -------------------------------------- ----------------------------------- -------------
       No. 85, Dagu Hill                      project under construction          685,424
       -------------------------------------- ----------------------------------- -------------

     Dalian Dong Tai owns all of its property. Dalian Dong Tai believes that its properties are adequate for its current and immediately foreseeable operating needs.

Legal Proceedings

     From time to time, we may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have, individually or in the aggregate, a material adverse affect on our business, financial condition or operating results.

                                  RISK FACTORS

IF WE ARE UNABLE TO RETAIN THE SERVICES OF MESSRS. DONG, LI OR LIU, OR IF WE ARE UNABLE TO SUCCESSFULLY RECRUIT QUALIFIED MANAGERIAL AND SALES PERSONNEL HAVING EXPERIENCE IN BUSINESS, WE MAY NOT BE ABLE TO CONTINUE OUR OPERATIONS.

     Our success depends to a significant extent upon the continued service of Mr. Jinqing Dong, our Chief Executive Officer and Chief Financial Officer, Mr. Jun Li, the Chief Operating Officer of Dalian Dong Tai and Mr. Ruigan Liu, the Chief Engineer of Dalian Dong Tai. Loss of the services of Messrs. Dong, Li or Liu could have a material adverse effect on our growth, revenues, and prospective business. We do not maintain key-man insurance on the life of Messrs. Dong, Li or Liu. In addition, in order to successfully implement and manage our business plan, we will be dependent upon, among other things, successfully recruiting qualified managerial and sales personnel having experience in business. Competition for qualified individuals is intense. There can be no assurance that we will be able to find, attract and retain existing employees or that we will be able to find, attract and retain qualified personnel on acceptable terms.

WE RELY ON OUR GOVERNMENTAL PERMITS AND EXCLUSIVE RIGHTS TO OPERATE IN DALIAN, AND THE LOSS OF THE PERMITS OR EXCLUSIVE RIGHTS WOULD HAVE A MATERIAL ADVERSE IMPACT ON OUR BUSINESS.

     Only those companies who have been granted the special operating license issued by the national and local governments are permitted to engage in the industrial waste business in China. The national and local governments have strict requirements of professional technology and management. Additionally, the central government has granted exclusive rights to companies to operate in the industrial waste business according to regions. As part of this national planning scheme, Dong Tai Industrial Waste Treatment Co. Ltd is responsible for collecting and processing the industrial waste in all of Dalian and its surrounding areas in the province. Either the national or local government could determine that we do not meet the strict requirements of professional technology or management and revoke our permit to engage in the industrial waste business in China. Additionally, the central government could revoke our exclusive license and grant other companies the right to collect and process the industrial waste in Dalian and its surrounding areas in the province. The termination of our licenses or exclusive rights to operate would have a material adverse impact on our revenue source.

IF WE FAIL TO INTRODUCE NEW PRODUCTS OR SERVICES, OR OUR EXISTING PRODUCTS OR SERVICES ARE NOT ACCEPTED BY POTENTIAL CUSTOMERS, WE MAY NOT GAIN OR MAY LOSE MARKET SHARE.

     Rapid technological changes and frequent new product and service introductions are typical for the markets we serve. Our future success will depend in part on continuous, timely development and introduction of new products and services that address evolving market requirements. To the extent we fail to introduce new and innovative products or services, we may lose market share to potential competitors, which will be difficult or impossible to regain. Any inability, for technological or other reasons, to successfully develop and introduce new products or services could reduce our growth rate or damage our business.

     We may experience delays in the development and introduction of products or services. We cannot assure that we will keep pace with the rapid rate of change in waste collection and disposal research or that our new products will adequately meet the requirements of the marketplace or achieve market acceptance. We have not experienced any difficulties with the preceding factors, however, there can be no assurance that we will not experience difficulties in the future. The expenses or losses associated with unsuccessful product or service development or lack of market acceptance of our new products and services could materially adversely affect our business, operating results and financial condition.

OUR PRINCIPAL STOCKHOLDERS, OFFICERS AND DIRECTORS OWN A CONTROLLING INTEREST IN OUR VOTING STOCK AND INVESTORS WILL NOT HAVE ANY VOICE IN OUR MANAGEMENT.

     In connection with the acquisition of China Industrial Waste Management Inc., we have issued 64,000 shares of Series A Convertible Preferred Stock to the shareholders of China Industrial Waste Management Inc., including several which are now officers and directors. The Series A Convertible Preferred Stock are convertible into 640 million shares of common stock and, in the aggregate, have the right to cast 640 million votes in any vote by our shareholders. As a result, our officers and directors in the aggregate have the right to cast approximately 85% of all votes by our shareholders. As a result, these stockholders, acting together, will have the ability to control substantially all matters submitted to our stockholders for approval, including:

          o    election of our board of directors;
          o    removal of any of our directors;
          o    amendment of our certificate of incorporation or bylaws; and
          o    adoption  of  measures  that  could  delay or prevent a change in
               control  or  impede  a  merger,   takeover   or  other   business
               combination involving us.

     As a result of their ownership and positions, our directors and executive officers collectively are able to influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, sales of significant amounts of shares held by our directors and executive officers, or the prospect of these sales, could adversely affect the market price of our common stock. Management's stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

THE ISSUANCE OF SHARES UPON  CONVERSION  OF THE SERIES A  CONVERTIBLE  PREFERRED
STOCK  WILL  CAUSE   IMMEDIATE   AND   SUBSTANTIAL   DILUTION  TO  OUR  EXISTING
STOCKHOLDERS.

     Upon an increase in the authorized number of shares of common stock, the holders of the Series A Convertible Preferred Stock will have the right to convert their shares into 640 million shares of common stock, which will result in substantial dilution to the interests of other stockholders.

IF WE FAIL TO REMAIN CURRENT ON OUR REPORTING REQUIREMENTS, WE COULD BE REMOVED FROM THE OTC BULLETIN BOARD WHICH WOULD LIMIT THE ABILITY OF BROKER-DEALERS TO SELL OUR SECURITIES AND THE ABILITY OF STOCKHOLDERS TO SELL THEIR SECURITIES IN THE SECONDARY MARKET.

     Companies trading on the OTC Bulletin Board, such as us, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

OUR COMMON STOCK IS SUBJECT TO THE "PENNY STOCK" RULES OF THE SEC AND THE TRADING MARKET IN OUR SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.


     The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

          o that a broker or dealer approve a person's account for transactions in penny stocks; and
          o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

          o obtain financial information and investment experience objectives of the person; and
          o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

          o sets forth the basis on which the broker or dealer made the suitability determination; and
          o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

     Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

     Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                                   MANAGEMENT

Executive Officers and Directors

     Below are the names and certain information regarding the Company's executive officers and directors following the acquisition of Dalian Dong Tai.

Name             Age    Position(s) with the Company
--------------- -----   --------------------------------------------------------
Jinqing Dong     48     Chief  Executive  Officer,  Chief  Financial Officer and
                        Director

John Leo         40     Secretary and Director

Ralph Jordan     51     Director

Jun Li           44     Chief  Operating  Officer,  Dalian  Dong  Tai Industrial
                        Waste Creatment Co., Ltd

Ruigan Liu       45     Chief   Engineer,  Dalian  Dong  Tai  Industrial   Waste
                        Treatment Co., Ltd

Xin Guo          36     Chief  Accounting  Officer,  Dalian  Dong Tai Industrial
                        Waste Creatment Co., Ltd
___________________

     Officers are elected annually by the Board of Directors (subject to the terms of any employment agreement), at our annual meeting, to hold such office until an officer's successor has been duly appointed and qualified, unless an officer sooner dies, resigns or is removed by the Board. There are no family relationships among any of the Company's directors and executive officers.

Background of Executive Officers and Directors

     Jinqing Dong.Mr. Dong was appointed Chief Executive Officer and Chief Financial Officer on November 11, 2005 and will become a director eleven days after mailing this Information Statement to shareholders of the Company as of the Record Date. Since founded in 1991, Mr. Dong has been the President of Dalian Dong Tai Industrial Waste Treatment Co., Ltd., a China-based company that is 90% owned by our wholly-owned subsidiary, China Industrial Waste Management Inc. Between 1982 and 1991, Mr. Dong worked for the Dalian Environmental Science Academy, mainly engaged in the disposal research of waste gas, waste water and industrial residue and the evaluation of the environment effects from industrial projects. Mr. Dong graduated from Dalian University of Technology in 1982 with a bachelors in environmental engineering.

     John Leo. Mr. Leo was appointed Secretary and a member of the Board of Directors on November 11, 2005. Since founded in December 2004, Mr. Leo has been the President of American Union Securities, Inc., a New York-based investment banking firm. Since founded in December 2001, Mr. Leo has been the Managing Member of Venture Capital Partners, LLC, a New York City-based private merchant banking and corporate consulting firm. Between June 2001 and December 2001, Mr. Leo was a Registered Principal and a Senior OTC Trader for AM Capital LLC, a New York-based brokerage firm. Between 1997 and June 2001, Mr. Leo was a Registered Principal, Senior OTC Trader and Financial Advisor for M.H. Meyerson and Company, Inc., a Jersey City-based brokerage firm. Mr. Leo holds NASD Series 7, 24, 55 and 63 registrations. Mr. Leo graduated from Rollins College in 1987, majoring in psychology.

     Ralph Jordan. Mr. Jordan has been a director of the Company since 1987 and President of the Company from September 2001 to March 2004. Mr. Jordan is the founder of Envyr Corporation and has been employed by it since 1986. Prior to founding Envyr, Mr. Jordan was employed by Data General Corp. where he headed the language department.

     Jun Li. Mr. Li has served as the COO of Dalian Dong Tai Industrial Waste Treatment Co., Ltd since 1998. Mr. Li graduated from Dalian University of Technology in 1982, majoring in environmental engineering. He previously worked for the Dalian Vacuum Flask Factory and Dalian Yili International Chemical Co. Ltd as the Director of Technology and Chief Production Manager.

     Ruiguang Liu. Mr. Liu has served as chief engineer for Dalian Dong Tai Industrial Waste Treatment Co., Ltd since 1999. Mr. Liu graduated from Dalian University of Technology in 1982, majoring in basic organic synthesis.

     Xin Guo. Ms. Guo has served as chief accounting officer for Dalian Dong Tai Industrial Waste Treatment Co., Ltd since 2003. Ms. Guo graduated from Beijing University of Commerce in 1992 majoring in finance and received her Master's in Public Administration from China's Northeastern University in 2002.

                             EXECUTIVE COMPENSATION

     The following table sets forth the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended December 31, 2004, 2003 and 2002 paid to the Company's Chief Executive Officer and other executive officer who served as an executive officer during the last completed fiscal year.

                                            SUMMARY COMPENSATION TABLE

------------------------- ---- ------- --------- ------------ ---------------- ------------ ----------- -----------------
                                                                               Options SARs
Name & Principal Position      Salary  Bonus ($) Other Annual Restricted Stock (#) (1)      LTIP        All Other
                          Year ($)               Compensation Awards ($)                    Payouts ($) Compensation
------------------------- ---- ------- --------- ------------ ---------------- ------------ ----------- -----------------
------------------------- ---- ------- --------- ------------ ---------------- ------------ ----------- -----------------

Ralph Jordan              2004  85,818   -             9,792        -               -          -             -
------------------------- ---- ------- --------- ------------ ---------------- ------------ ----------- -----------------
Chairman, CEO, CFO        2003 107,000   -            13,056        -               -          -             -
------------------------- ---- ------- --------- ------------ ---------------- ------------ ----------- -----------------
Sec. & Treas.             2002 112,000   -            13,056        -               -          -             -
------------------------- ---- ------- --------- ------------ ---------------- ------------ ----------- -----------------

------------------------- ---- ------- --------- ------------ ---------------- ------------ ----------- -----------------
Tracy Kroeker (1)         2004  90,000   -               -            -               -          -          $176,000
------------------------- ---- ------- --------- ------------ ---------------- ------------ ----------- -----------------
President & Director      2003     -     -               -            -               -          -             -
------------------------- ---- ------- --------- ------------ ---------------- ------------ ----------- -----------------
                          2002     -     -               -            -               -          -             -
------------------------- ---- ------- --------- ------------ ---------------- ------------ ----------- -----------------

     (1) Effective April 1, 2004, the Company entered into an Employment Agreement with Tracy Kroeker. Ms. Kroeker is employed as the President of the Company. She is to be paid an annual salary of $120,000 at a rate of $10,000 per month. In October 2004, Ms. Kroeker was issued 2,200,000 shares of the Company's common stock as other compensation. Ms. Kroeker was paid no other consideration and she elected to defer her annual compensation.

          There are no current employment agreements between any individuals and Dalian Dong Tai.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Except with respect to the Merger Agreement and as described in the following paragraphs, none of the Company's directors or officers, nor any of the incoming directors, nor any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to the Company's outstanding shares, nor any of the Company's promoters, nor any relative or spouse of any of the foregoing persons, has any material interest, direct or indirect, in any transaction since January 1, 2005 or in any presently proposed transaction that, in either case, has affected, or will materially affect, the Company. None of the Company's directors or officers, nor any incoming director is indebted to the Company.

     Dalian Dong Tai Industrial Waste Treatment Co., Ltd. established a special fund in 1999 of (129) (143) 300,000 yuan (about $37,500) in the form of no-interest loans, to help employees, who are not officers or directors, finance housing. Funds are distributed in accordance with employees' position and servicing time in Dong Ttai with a maximum of (129) (143) 50,000 (129) iapproximate $6,250 (129) jand a minimum of (129) (143) 10,000 (around $1,250)
respectively. At least three years employment with Dalian Dong Tai is required to utilize this financing program. The maturity of each loan is three years. All employees are required to repay the loan in its entirety in the event that their employment terminates prior to the loan maturity date. Currently, there are outstanding loans of (129) (143) 192,900 yuan (approximately $24,112). As of November 11, 2005, Dalian Dong Tai will no longer make any further loans to employees.

     On November 2003, Dalian Dong Tai Industrial Waste Treatment Co. entered into an agreement with Warner Technology and Investment Corp. ("Warner"), a shareholder of CIWM. Pursuant to the agreement, Warner assisted CIWM and Dalian Dong Tai in preparing Dalian Don Tai's business plan, introduced CIWM to U.S. accountants and counsel, selected a U.S. corporation for the share exchange and assisted with its due diligence efforts. In addition, Warner agreed to assist CIWM with its listing application for the OTCBB and with public relations in the U.S., among other things.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information, as of November 11, 2005 with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of the Company's executive officers and directors; and (iii) the Company's directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

Name and Address                                               Shares of                Percent
of Beneficial Owner                                           Common Stock              of Class

Jinqing Dong                                                  469,040,000 (1)           98.37%
Dalian Dong Tai Industrial
Waste Treatment Co., Ltd
No. 1 Huaihe West Road
E-T-D-Zone, Dalian, China 116600

John Leo                                                       46,500,000 (2)           85.68%
100 Wall Street
15th Floor
New York, New York 10005

Ralph Jordan                                                    1,004,900 (3)           12.93%
4904 Waters Edge Dr Suite 160
Raliegh, NC 27606

Jun Li                                                         15,990,000 (1)           67.29%
Dalian Dong Tai Industrial
Waste Treatment Co., Ltd
No. 1 Huaihe West Road
E-T-D-Zone, Dalian, China 116600

Xin Guo                                                        10,660,000 (1)           57.83%
Dalian Dong Tai Industrial
Waste Treatment Co., Ltd
No. 1 Huaihe West Road
E-T-D-Zone, Dalian, China 116600

Ruiguang Liu                                                            0                   0%
Dalian Dong Tai Industrial
Waste Treatment Co., Ltd
No. 1 Huaihe West Road
E-T-D-Zone, Dalian, China 116600

All officers and directors, after
  completion of the Acquisition (6 persons)                   543,194,900 (4)           98.77%
_______________________

Huaqin Zhou                                                    41,080,000 (1)           84.09%
18 Kimberly Court
East Hanover, NJ 07936


                                       12

Warner Technology and Investment Corp.                         19,420,000 (1)           71.41%
18 Kimberly Court
East Hanover, NJ 07936

Wenyi Guo                                                      15,990,000 (1)           67.29%
Dalian Dong Tai Industrial
Waste Treatment Co., Ltd
No. 1 Huaihe West Road
E-T-D-Zone, Dalian, China 116600

Duanfeng Zhu                                                   15,990,000 (1)           67.29%
Dalian Dong Tai Industrial
Waste Treatment Co., Ltd
No. 1 Huaihe West Road
E-T-D-Zone, Dalian, China 116600

Tongjie Xing                                                    5,330,000 (1)           40.68%
Dalian Dong Tai Industrial
Waste Treatment Co., Ltd
No. 1 Huaihe West Road
E-T-D-Zone, Dalian, China 116600

Tracy Kroeker                                                   1,250,000               16.08%
3-11, Suite 314, Bellerose Drive
St. Albert, Canada T8N 5C9
___________________________________

(1) Represents shares underlying series A preferred stock.

(2) Includes 38,750,000 shares underlying series A preferred stock owed by American Union Securities, Inc., of which Mr. Leo is the President and has voting and investment power over such shares.

(3) Includes 1,000,000 shares owned by Envyr Corporation, of which Mr. Jordan is the President and has voting and investment control over such shares.

(4) Includes shares as explained in footnotes (1), (2) and (3) for the named officers and directors.

     o No Director, executive officer, affiliate or any owner of record or beneficial owner of more than 5% of any class of voting securities of the Company is a party adverse to the Company or has a material interest adverse to the Company.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     The Company's common stock is traded on the OTC Bulletin Board, referred to herein as the OTCBB, under the symbol "GMNC." The following table sets forth the high and low prices of its Common Stock, as reported by the OTCBB for each quarter since January 1, 2003. The quotations set forth below reflect inter-dealer prices, without retail mark-up, markdown or commission and may not represent actual transactions.

                                                                           2005
                                                   ---------------------------- ------------------------

                                                              High                      Low
                                                   ---------------------------  ------------------------
1st Quarter..................................      $           2.00             $         0.19
2nd Quarter..................................      $           1.65             $         0.75
3rd Quarter..................................                  1.01                       0.31
4th Quarter (1)..............................                  0.35                       0.21

                                                                            2004
                                                   ---------------------------  ------------------------
                                                              High                    Low
                                                   ---------------------------  ------------------------
1st Quarter..................................      $           1.00             $         0.80
2nd Quarter..................................                  0.95                       0.42
3rd Quarter..................................                  0.55                       0.17
4th Quarter..................................                  0.34                       0.20

                                                                           2003
                                                   -----------------------------------------------------
                                                              High                     Low
                                                   ---------------------------- ------------------------
1st Quarter..................................      $           0.01             $         0.01
2nd Quarter..................................                  0.01                       0.01
3rd Quarter..................................                  0.01                       0.01
4th Quarter (2)..............................                  1.90                       1.00

--------------------------------------------------------------------------------------------------------

(1)      As of November 16, 2005
(2)      Reflect a 1:100 reverse stock split

     As of November 11, 2005, there were approximately 167 holders of record of the Company's common stock.

Dividends

     The Company has never declared or paid any cash dividends on its common stock. The Company currently intends to retain future earnings, if any, to finance the expansion of its business. As a result, the Company does not anticipate paying any cash dividends in the foreseeable future.

Securities Authorized for Issuance Under Equity Compensation Plans

     The  following  table  shows   information  with  respect  to  each  equity
compensation plan under which the Company's common stock is authorized for issuance as of the fiscal year ended December 31, 2004.

                                       EQUITY COMPENSATION PLAN INFORMATION

------------------------------------ ------------------------ ----------------------- ---------------------------
           Plan category              Number of securities       Weighted average        Number of securities
                                        to be issued upon       exercise price of      remaining available for
                                           exercise of         outstanding options,     future issuance under
                                      outstanding options,     warrants and rights    equity compensation plans
                                       warrants and rights                              (excluding securities
                                                                                       reflected in column (a)
------------------------------------ ------------------------ ----------------------- ---------------------------
                                               (a)                     (b)                       (c)
------------------------------------ ------------------------ ----------------------- ---------------------------
Equity compensation plans approved             -0-                     -0-                       -0-
by security holders
------------------------------------ ------------------------ ----------------------- ---------------------------

------------------------------------ ------------------------ ----------------------- ---------------------------
Equity compensation plans not                  -0-                     -0-                       -0-
approved by security holders
------------------------------------ ------------------------ ----------------------- ---------------------------

------------------------------------ ------------------------ ----------------------- ---------------------------
Total                                          -0-                     -0-                       -0-
------------------------------------ ------------------------ ----------------------- ---------------------------

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company's directors and executive officers are indemnified as provided by the Nevada Revised Statutes and the Company's Bylaws. These provisions state that the Company's directors may cause the Company to indemnify a director or former director against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him as a result of him acting as a director. The indemnification of costs can include an amount paid to settle an action or satisfy a judgment. Such indemnification is at the discretion of the Company's board of directors and is subject to the Securities and Exchange Commission's policy regarding indemnification.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 2.01  Completion of Acquisition or Disposition of Assets.

         See Item 1.01.

Item 3.02  Unregistered Sales of Equity Securities.

         See Item 1.01.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

         See Item 1.01


Item 9.01 Financial Statements and Exhibits.

(a)  Financial statements of business acquired.

     Audited Financial Statements of China Industrial Waste Management Inc. as of December 31, 2004 and December 31, 2003

     Unaudited financial statements of China Industrial Waste Management Inc. as of June 30, 2005

(b) Pro forma financial information.

     Pro forma financial information as of June 30, 2005

(c) Exhibits

Exhibit Number                             Description
------------------  ------------------------------------------------------------
10.1 Share Exchange Agreement by and among Goldtech Mining Corporation, Dalian Acquisition Corp., China Industrial Waste Management Inc. and the shareholders of China Industrial Waste Management Inc.

                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               GOLDTECH MINING CORPORATION


Dated: November 17, 2005                       By: /s/ JINQING DONG
                                                 -------------------
                                               Name:    Jinqing Dong
                                               Title:   Chief Executive Officer

KABANI & COMPANY, INC.

Certified Public Accountants

6033 West Century Blvd., Suite 810, Los Angeles, CA 90045

Phone (310) 694-3590

Fax (310) 410-0371

www.kabanico.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Dalian Dongtai Industry Waste Treatment Co., Ltd.


We have audited the accompanying consolidated balance sheet of Dalian Dongtai Industry Waste Treatment Co., Ltd. and subsidiaries as of December 31, 2004 and the related consolidated statements of income, stockholders' equity, and cash flows for the years ended December 31, 2004 and 2003. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Dalian Dongtai Industry Waste Treatment Co., Ltd. and subsidiaries as of December 31, 2004, and the results of its consolidated operations and its cash flows for the years ended December 31, 2004 and 2003 in conformity with accounting principles generally accepted in the United States of America.

/S/ Kabani & Company, Inc.

CERTIFIED PUBLIC ACCOUNTANTS

Los Angeles, California
July 15, 2005

                DALIAN DONGTAI INDUSTRY WASTE TREATMENT CO., LTD
                           CONSOLIDATED BALANCE SHEET
                                December 31, 2004

                                     ASSETS

 CURRENT ASSETS:
          Cash & cash equivalents                                    $    2,372,385
          Accounts receivable, net                                          108,868
          Other receivable                                                  192,195
          Inventory                                                           3,385
          Loan to Employee                                                   30,359
          Due from related parties                                          444,918
          Advances to Suppliers                                             157,159
          Prepaid expense                                                    13,068
                                                                     --------------
                          Total current assets                            3,322,337

 PROPERTY AND EQUIPMENT, net                                              2,385,390

 CONSTRUCTION IN PROGRESS:                                                  196,134

 NON-CURRENT ASSET:
          Long-term Investment                                               12,100

 INTANGIBLE ASSET, net                                                    1,520,874

                                                                     --------------
                                                                     $    7,436,835
                                                                     ==============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

 CURRENT LIABILITIES:
          Accounts payable & accrued expense                         $      315,450
          Other payable                                                     211,878
                                                                     --------------
                          Total current liabilities                         527,328

          Minority shareholders                                             247,311


 STOCKHOLDERS' EQUITY:
          Share capital                                                   2,178,000
          Statutory reserve                                                 663,282
          Retained earnings                                               3,820,914
                                                                     --------------

                          Total stockholders' equity                      6,662,196

                DALIAN DONGTAI INDUSTRY WASTE TREATMENT CO., LTD
                        CONSOLIDATED STATEMENTS OF INCOME
                  FOR THE YEAR ENDED DECEMBER 31, 2004 AND 2003


                                                                          2004               2003
                                                                     --------------     --------------
  Revenue                                                            $    4,143,530     $    3,968,006

  Cost of revenue                                                         1,243,373          1,463,341
                                                                     --------------     --------------

  Gross profit                                                            2,900,157          2,504,665

  Operating expenses
              Selling expenses                                              177,123            168,607
              General and administrative expenses                           892,564            601,558
                                                                     --------------     --------------
                   Total operating expenses                               1,069,687            770,165

                                                                     --------------     --------------
  Income from operations                                                  1,830,470          1,734,500

  Non-operating Income (expense):
              Interest income                                                22,138             11,938
              Rent income                                                    46,759             56,923
              Other expense                                                 (35,517)           (35,874)
                                                                     --------------     --------------

                   Total non-operating income (expense)                      33,380             32,987
                                                                     --------------     --------------

  Net income before minority interest                                     1,863,850          1,767,487

  Minority interest                                                         (34,079)          (137,570)
                                                                     --------------     --------------
  Net Income                                                         $    1,829,771          1,629,917
                                                                     ==============     ==============


                DALIAN DONGTAI INDUSTRY WASTE TREATMENT CO., LTD
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                      FOR THE YEAR ENDED DECEMBER 31, 2004

                                                             Common                             Retained          Total
                                                              stock          Statutory          earnings        stockholders'
                                                             Amount           reserve          (deficit)          equity
                                                          --------------   --------------    --------------   ----------------

 Balance, December 31, 2002                               $      242,000   $      144,329    $    2,816,179   $      3,202,508

 Net income for the year ended December 31, 2003                       -                -         1,629,917          1,629,917

 Allocation to additional paid in capital                      1,936,000                -        (1,936,000)                 -

 Allocation to statutory reserve                                       -          244,488          (244,488)                 -

                                                          --------------   --------------    --------------   ----------------
 Balance, December 31, 2003                                    2,178,000          388,817         2,265,608          4,832,425

 Net income for the year ended December 31, 2004                       -                -         1,829,771          1,829,771

 Allocation to statutory reserve                                       -          274,466         (274,466)                  -

                                                          --------------   --------------    --------------   -------------------
  Balance December 31, 2004                               $    2,178,000   $      663,282    $   3,820,914      $    6,662,196
                                                          ================ ===============   ==============   ===================


                DALIAN DONGTAI INDUSTRY WASTE TREATMENT CO., LTD
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                  FOR THE YEAR ENDED DECEMBER 31, 2004 AND 2003

                                                                                              2004                    2003
                                                                                          ---------------        ---------------
 CASH FLOWS FROM OPERATING ACTIVITIES:
             Net Income                                                                   $     1,829,771        $     1,629,917
             Adjustments to reconcile net income to net cash
             provided in operating activities:
                          Minority interest                                                        34,079                137,570
                          Depreciation and amortization                                           314,914                187,057
                          Write off of investment                                                 108,900                      -
                          (Increase) / decrease in current assets:
                                      Accounts receivable                                          34,515                (35,382)
                                      Inventory                                                    (3,385)                 2,190
                                      Other receivable                                           (153,697)                63,965
                                      Loan to employee                                             (3,799)               (26,560)
                                      Due from related parties                                   (425,981)               (18,937)
                                      Advances to suppliers                                       (96,659)               (52,720)
                                      Prepaid expense                                              (2,904)               (10,164)
                          Increase / (decrease) in current liabilities:
                                      Accounts payable                                           (181,597)               394,792
                                      Other payable                                               (87,408)               (68,433)
                                                                                          ---------------        ---------------
             Net cash provided by operating activities                                          1,366,749              2,203,295
                                                                                          ---------------        ---------------

 CASH FLOWS FROM INVESTING ACTIVITIES
                          Payment  on purchase of property                                       (381,313)            (2,288,717)
                          Payment on purchase of long term Investment                                   -                (24,200)
                                                                                          ---------------        ---------------
             Net cash used in investing activities                                               (381,313)            (2,312,917)
                                                                                          ---------------        ---------------

 CASH FLOWS FROM FINANCING ACTIVITIES:
                          Payments on long-term Loan                                                    -               (465,850)
                          Minority Investment                                                      74,515                218,335
                                                                                          ---------------        ---------------
             Net cash provided by in financing activities                                          74,515               (247,515)
                                                                                          ---------------        ---------------

 NET INCREASE/(DECREASE) IN CASH & CASH EQUIVALENTS                                             1,059,951               (357,137)

 CASH & CASH EQUIVALENTS, BEGINNING BALANCE                                                     1,312,434              1,669,571
                                                                                          ---------------        ---------------

 CASH & CASH EQUIVALENTS, ENDING BALANCE                                                  $     2,372,385        $     1,312,434
                                                                                          ===============        ================

       DALIAN DONGTAI INDUSTRY WASTE TREATMENT CO., LTD. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS



1.   ORGANIZATION AND DESCRIPTION OF BUSINESS

Dalian Dongtai Industry Waste Treatment Co., Ltd. (the "Company") was incorporated on January 9, 1991 with a registered capital of RMB 1,800,000(USD $217,800). The Company has two subsidiaries a) Precision Machine Co., Ltd and b) Wafangdian Dongtai Garbage Collection. The Company is located in Economic and Technology Development Zone, Dalian, People's Republic of China. The Company is engaged in the business of industrial solid waste disposal and treatment, as well as recycled products development and selling. The Company also provides service for environment protection technology consultation, pollution treatment, and waste managing process design.

Precision Machine Co., Ltd., ("Precision"), , was incorporated by the Company on July 2, 2001. The Company has a 55% interest in this subsidiary.. The subsidiary is located in Economic and Technology Development Zone, Dalian, People's Republic of China and is engaged in the business of selling re-cycled products.

Wafangdian Dongtai Garbage Collection, ("Wafangdian"), was incorporated by the Company on February 26, 2004.The Company has a 51% interest in this subsidiary. The subsidiary is located in Wafangdian district, Dalian, People's Republic of China. Wafangdian is inactive..


2    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

Cash and cash equivalents include cash on hand and cash in time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.

Accounts and other receivable

Accounts and other receivable are recorded at net realizable value consisting of the carrying amount less an allowance for uncollectible accounts, as needed.

The Company maintains reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. Terms of the sales vary from COD through a credit term up to 9 to 12 months. Reserves are recorded primarily on a specific identification basis.

Advances to suppliers

The Company advances to certain vendors for purchase of its material. The advances to suppliers are interest free and unsecured. The advances to suppliers amounted to $157,159 at December 31, 2004.

       DALIAN DONGTAI INDUSTRY WASTE TREATMENT CO., LTD. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


Due from related parties

The Company advances to related parties who own common interest in the amount of $444,918 as of December 31, 2004. The advances are non-interest bearing, due on demand and unsecured.

Loan to employees

At December 31, 2004, the Company has loan to its employees of $30,359. The loan is unsecured, non-interest bearing and due on demand.

Inventory

Inventories are stated at the lower of cost, as determined on a first-in, first-out basis, or market. The management compares the cost of inventories with the market value, and allowance is made for writing down the inventories to their market value, if lower.

Property, equipment and construction in progress

Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to earnings as incurred; additions, renewals and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property and equipment is provided using the straight-line method for substantially all assets with estimated lives of: 30 years for building, 10 years for machinery, and 5 years for office equipment and 8 years for vehicles. At December 31, 2004, the following are the details of the property and equipment:

                  Vehicle                                     $    274,984
                  Office instrument & equipment                    343,670
                  Machinery & equipment                            885,570
                  Building                                       1,811,434
                  Less:  Accumulated depreciation                 (930,268)
                                                              ------------
                           Net                                $  2,385,390
                                                              ============
Long-lived assets

Effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," and the accounting and reporting provisions of APB Opinion No. 30, "Reporting the Results of Operations for a Disposal of a Segment of a Business." The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with SFAS 144. SFAS 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal. Based on its review, the Company believes that, as of December 31, 2004 there were no significant impairments of its long-lived assets.

       DALIAN DONGTAI INDUSTRY WASTE TREATMENT CO., LTD. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


Construction in progress

Construction in progress consists of the design expenses and prepayments for engineers for the site to customize the plant and equipment. The total amount is up-to-date cost. We do not amortize till total project is done. As of December 31, 2004, the company has "construction in progress" in the amount of $196,134. It is the architecture fee and prepaid expense to engineer.

Long-term Investment

The Company invested 20% ownership of Ziguang Dongtai for the amount of $12,100. The investment is accounted for under the equity method. The carrying amount of the investment of $12,100 represents the Company's 20% of interest in the net asset of the investee. During the year the Company wrote off $108,900 of investment in an investee as it was impaired.

Intangible Assets

Intangible assets consist of "Rights to use land and build a plant" for 50 years and "Rights of use landfill" for 20 years. The methods to amortize intangible assets are a 50-year straight-line method and a 20-year straight-line for landfill. The Company also evaluates intangible assets for impairment, at least on an annual basis and whenever events or changes in circumstances indicate that the carrying value may not be recoverable from its estimated future cash flows. Recoverability of intangible assets, other long-lived assets and, goodwill is measured by comparing their net book value to the related projected undiscounted cash flows from these assets, considering a number of factors including past operating results, budgets, economic projections, market trends and product development cycles. If the net book value of the asset exceeds the related undiscounted cash flows, the asset is considered impaired, and a second test is performed to measure the amount of impairment loss.

Net intangible assets at December 31, 2004 were as follows:

                  Right to use land                  $  1,586,644
                  Less Accumulated amortization           (65,768)
                                                     ------------
                                                     $  1,520,874
                                                     ============

Amortization expense for the Company's intangible assets for the year ended December 31, 2004 and 2003 amounted to $33,460 and $32,308, respectively.

Amortization expense for the Company's intangible assets over the next five fiscal years is estimated to be: 2005-$33,460, 2006-$33,460, 2007-$33,460,
2008-$33,460 and 2009-$33,460.

Minority Interest

Minority interest represent 45% equity interest in Precision Machine Co., Ltd and 49% equity interest in Wafangdian Dongtai Garbage Collection. At December 31, 2004, minority interest amounted to $ 247,311. Minority share of income was $ 34,079 and $ 137,570 for the years ended December 31, 2004 and 2003 respectively.

Fair value of financial instruments

Statement of financial accounting standard No. 107, Disclosures about fair value of financial instruments, requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

       DALIAN DONGTAI INDUSTRY WASTE TREATMENT CO., LTD. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Revenue Recognition

The Company's revenue recognition policies are in compliance with Staff accounting bulletin (SAB) 104. Revenue is recognized when services are rendered to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectibility is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as unearned revenue.

Advertising Costs

The Company expenses the cost of advertising as incurred or, as appropriate, the first time the advertising takes place. Advertising costs for the years ended December 31, 2004 and 2003 were insignificant.

Stock-based compensation

In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation". SFAS No. 123 prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights. SFAS No. 123 requires compensation expense to be recorded (i) using the new fair value method or (ii) using the existing accounting rules prescribed by Accounting Principles Board Opinion No. 25, "Accounting for stock issued to employees" (APB 25) and related interpretations with proforma disclosure of what net income and earnings per share would have been had the Company adopted the new fair value method. The Company uses the intrinsic value method prescribed by APB 25 and has opted for the disclosure provisions of SFAS No.123. No options have been granted for the years ended December 31, 2004 and 2003.

Income Taxes

The Company utilizes SFAS No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

LOCAL PRC INCOME TAX

The Company is subject to People's Republic of China ("PRC") Enterprise Income Tax at a rate of 15% on the net income. According to PRC ruling, any join venture with foreigner investment will get special tax exempt treatment for first two years. The Company got tax exempt treatment for year 2004 and 2003. Accordingly, no provision for income taxes is recorded in the financial statements. No significant deferred tax liabilities or assets existed as of either December 31, 2004 or 2003.

       DALIAN DONGTAI INDUSTRY WASTE TREATMENT CO., LTD. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS



Foreign Currencies Translation

Assets and liabilities in foreign currency are recorded at the balance sheet date at the rate prevailing on that date. Items of income statement are recorded at the average exchange rate. Gain or loss on foreign currency transactions are reflected on the income statement. Gain or loss on financial statement translation from foreign currency are recorded as a separate component in the equity section of the balance sheet, as component of comprehensive income. The functional currency of the Company is Chinese Renminbi.

Basic and diluted net loss per share

Net loss per share is calculated in accordance with the Statement of financial accounting standards No. 128 (SFAS No. 128), "Earnings per share". SFAS No. 128 superseded Accounting Principles Board Opinion No.15 (APB 15). Net loss per share for all periods presented has been restated to reflect the adoption of SFAS No. 128. Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted net loss per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

Statement of Cash Flows:

In  accordance  with  Statement  of  Financial   Accounting  Standards  No.  95,
"Statement of Cash Flows," cash flows from the Company's operations is calculated based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.

Segment Reporting

Statement of Financial Accounting Standards No. 131 ("SFAS 131"), "Disclosure About Segments of an Enterprise and Related Information" requires use of the "management approach" model for segment reporting. The management approach model is based on the way a company's management organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company. SFAS 131 has no effect on the Company's consolidated financial statements as the Company consists of one reportable business segment. All revenue is from customers in People's Republic of China. All of the Company's assets are located in People's Republic of China.

Recent Pronouncements

In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections." This statement applies to all voluntary changes in accounting principle and requires retrospective application to prior periods' financial statements of changes in accounting principle, unless this would be impracticable. This statement also makes a distinction between "retrospective application" of an accounting principle and the "restatement" of financial statements to reflect the correction of an error. This statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. We are evaluating the effect the adoption of this interpretation will have on its financial position, cash flows and results of operations.

       DALIAN DONGTAI INDUSTRY WASTE TREATMENT CO., LTD. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


In December 2004, the FASB issued FASB Statement No. 123R, "Share-Based Payment, an Amendment of FASB Statement No. 123" ("FAS No. 123R"). FAS No. 123R requires companies to recognize in the statement of operations the grant- date fair value of stock options and other equity-based compensation issued to employees. FAS No. 123R is effective beginning in the Company's first quarter of fiscal 2006. The Company believes that the adoption of this standard will have no material impact on its financial statements.

3.   OTHER PAYABLE

Other payable consists of the following as of December 31, 2004.

         Other accounts payable                            $  75,126
         Welfare payable                                      (4,807)
         Tax Payable                                         140,389
         Other accrued expenses                                1,170
                                                           ---------
                  Total                                    $ 211,878
                                                           =========
4.   SHAREHOLDERS' EQUITY

At February 16, 2001, the Company increased their register capital from RMB 1,800,000 (USD 217,800) to RMB 2,000,000 (USD 242,000). At May 24, 2003, the
Company increased their register capital from RMB 2,000,000 (USD 242,000) to RMB 18,000,000 (USD 2,178,000). There were no common stock issuance during the year ended December 31, 2004.

5.   EMPLOYEE WELFARE PLAN

The Company has established its own employee welfare plan in accordance with Chinese law and regulations. The Company makes annual contributions of 14% of all employees' salaries to employee welfare plan. The total expense for the above plan was $15,041 and $12,636 for the year ended December 31, 2004 and 2003, respectively.

6.   STATUTORY COMMON WELFARE FUND

As stipulated by the Company Law of the People's Republic of China (PRC) as applicable to Chinese companies with foreign ownership, net income after taxation can only be distributed as dividends after appropriation has been made for the following:

(i)  Making up cumulative prior years' losses, if any;

(ii) Allocations to the "Statutory surplus reserve" of at least 10% of income after tax, as determined under PRC accounting rules and regulations, until the fund amounts to 50% of the Company's registered capital;

(iii) Allocations of 5-10% of income after tax, as determined under PRC accounting rules and regulations, to the Company's "Statutory common welfare fund", which is established for the purpose of providing employee facilities and other collective benefits to the Company's employees; and

(iv) Allocations to the discretionary surplus reserve, if approved in the shareholders' general meeting.

       DALIAN DONGTAI INDUSTRY WASTE TREATMENT CO., LTD. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The Company did not provide a reserve for the welfare fund for the years ended December 31, 2004 and 2003.

7.   EARNINGS PER SHARE

Earnings per share for year ended December 31, 2004 and 2003 were determined by dividing net income for the periods by the weighted average number of both basic and diluted shares of common stock and common stock equivalents outstanding.

8.   CURRENT VULNERABILITY DUE TO CERTAIN CONCENTRATIONS

The Company had two major vendors who provided over 10 % of the Company's raw materials for the year ended December 31, 2004. Total purchases from these vendors were 63 % of the Company's total raw materials purchases for the year ended December 31, 2004. The payable balance to these vendors amounted to $98,235 at December 31, 2004.

One major customer accounted for 24% of the net revenue for the year ended December 31, 2004. The total receivable balance due from this customer was $657,460 at December 31, 2004. One major customer accounted for 100% of the net revenue for the year ended December 31, 2003. The total receivable balance due from this customer was $830,315 at December 31, 2003.

The Company's operations are carried out in the People's Republic of China. Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environments in the People's Republic of China, by the general state of the People's Republic of China`s economy. The Company's business may be influenced by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

9.   RECLASSIFICATIONS

Certain prior period amounts have been reclassified to conform to the year ended December 31, 2004 presentation.

         DALIAN DONGTAI INDUSTRY WASTE TREATMENT CO., LTD & SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                  June 30, 2005
                                   (Unaudited)

                                     ASSETS

 CURRENT ASSETS:
         Cash & cash equivalents                                       $    3,177,192
         Accounts receivable, net                                             397,484
         Other receivable                                                     309,928
         Inventory                                                            233,747
         Advances to Suppliers                                                 35,590
         Prepaid expenses                                                      26,164
                                                                       --------------
                           Total current assets                             4,180,105

 PROPERTY AND EQUIPMENT, net                                                2,292,956

 CONSTRUCTION IN PROGRESS:                                                    215,296

 NON-CURRENT ASSET:
         Prepaid rent                                                          14,902
         Long-term Investment                                                  12,100

 INTANGIBLE ASSET, net                                                      1,503,462

                                                                       --------------
                                                                       $    8,218,821
                                                                       ==============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

 CURRENT LIABILITIES:
         Accounts payable & accrued expense                            $       59,624
         Other payable                                                        163,617
                                                                       --------------
                           Total current liabilities                          223,241

         Minority interest                                                    232,823


 STOCKHOLDERS' EQUITY:
         Share capital                                                      2,178,000
         Statutory reserve                                                    828,366
         Retained earnings                                                  4,756,391
                                                                       --------------
                           Total stockholders' equity                       7,762,757

                                                                       --------------
                                                                       $    8,218,821
                                                                       ==============

         DALIAN DONGTAI INDUSTRY WASTE TREATMENT CO., LTD & SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
              FOR THE SIX MONTH PERIODS ENDED JUNE 30,2005 AND 2004
                                   (Unaudited)

                                                                                For the Six Month Periods
                                                                                     Ended June 30

                                                                                2005                   2004
                                                                         --------------------   --------------------
 Revenue                                                                 $          2,480,383   $          1,948,706

 Cost of revenue                                                                      675,309                522,460
                                                                         --------------------   --------------------

 Gross profit                                                                       1,805,074              1,426,246

 Operating expenses
             Selling expenses                                                         138,246                 73,044
             General and administrative expenses                                      389,154                404,646
                                                                         --------------------   --------------------
                  Total operating expenses                                            527,400                477,690

                                                                         --------------------   --------------------
 Income from operations                                                             1,277,674                948,556

 Non-operating Income (expense):
             Interest income                                                            5,628                      -
                                                                         --------------------   --------------------
                  Total non-operating income (expense)                                  5,628                      -
                                                                         --------------------   --------------------

 Net income before minority interest and income tax                                 1,283,302                948,556

 Minority interest                                                                     14,488                (28,037)
                                                                         --------------------   --------------------

 Net income before minority interest                                                1,297,790                920,519

 Income tax                                                                          (197,229)                           -
                                                                         --------------------   --------------------

 Net Income                                                           $             1,100,561   $            920,519
                                                                         ====================   ====================

         DALIAN DONGTAI INDUSTRY WASTE TREATMENT CO., LTD & SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS
              FOR THE SIX MONTH PERIODS ENDED JUNE 30,2005 AND 2004
                                   (Unaudited)

                                                                                                   For the Six Month Periods
                                                                                                         Ended June 30
                                                                                                    2005                 2004
                                                                                               ----------------    ----------------
 CASH FLOWS FROM OPERATING ACTIVITIES:
             Net Income                                                                        $      1,100,561    $        920,519
             Adjustments to reconcile net income to net cash
             provided in operating activities:
                          Minority interest                                                             (14,488)             28,037
                          Depreciation and amortization                                                  92,434              93,398
                          (Increase) / decrease in current assets:
                                      Accounts receivable                                              (288,616)            (53,904)
                                      Inventory                                                        (230,362)             29,876
                                      Other receivable                                                 (117,733)           (212,466)
                                      Prepaid expenses                                                   15,457             (22,880)
                                      Due from related parties                                          444,918              18,937
                                      Advances to suppliers                                             121,569              60,500
                                      Prepaid rent                                                      (13,096)             10,164
                          Increase / (decrease) in current liabilities:
                                      Accounts payable                                                 (255,826)           (376,117)
                                      Other payable                                                    (140,695)           (316,848)
                                                                                               ----------------    ----------------
             Net cash provided by operating activities                                                  714,123             179,216
                                                                                               ----------------    ----------------

 CASH FLOWS FROM INVESTING ACTIVITIES
                          Payment on purchase of property                                                90,684             (70,784)
                          Receipt of cash on long term investment                                             -              30,855
                                                                                               ----------------    ----------------
             Net cash provided by (used in) investing activities                                         90,684             (39,929)
                                                                                               ----------------    ----------------

 CASH FLOWS FROM FINANCING ACTIVITIES:
                          Proceeds from long-term Loan                                                        -             465,850
                                                                                               ----------------    ----------------

 NET INCREASE IN CASH & CASH EQUIVALENTS                                                                804,807             605,137

 CASH & CASH EQUIVALENTS, BEGINNING BALANCE                                                           2,372,385           1,312,434
                                                                                               ----------------    ----------------

 CASH & CASH EQUIVALENTS, ENDING BALANCE                                                       $      3,177,192    $      1,917,571
                                                                                               ================    ================


       DALIAN DONGTAI INDUSTRY WASTE TREATMENT CO., LTD. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)



1. ORGANIZATION AND DESCRIPTION OF BUSINESS

Dalian Dongtai Industry Waste Treatment Co., Ltd. (the "Company") was incorporated on January 9, 1991 with a registered capital of RMB 1,800,000(USD $217,800). The Company has two subsidiaries a) Precision Machine Co., Ltd and b) Wafangdian Dongtai Garbage Collection. The Company is located in Economic and Technology Development Zone, Dalian, People's Republic of China. The Company is engaged in the business of industrial solid waste disposal and treatment, as well as recycled products development and selling. The Company also provides service for environment protection technology consultation, pollution treatment, and waste managing process design.

Precision Machine Co., Ltd., ("Precision"), was incorporated by the Company on July 2, 2001. The Company has a 55% interest in this subsidiary. The subsidiary is located in Economic and Technology Development Zone, Dalian, People's Republic of China and is engaged in the business of selling re-cycled products.

Wafangdian Dongtai Garbage Collection, ("Wafangdian"), was incorporated by the Company on February 26, 2004.The Company has a 51% interest in this subsidiary. The subsidiary is located in Wafangdian district, Dalian, People's Republic of China. Wafangdian is inactive.


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

Cash and cash equivalents include cash on hand and cash in time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.

Accounts and other receivable

Accounts and other receivable are recorded at net realizable value consisting of the carrying amount less an allowance for uncollectible accounts, as needed.

The Company maintains reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. Terms of the sales vary from COD through a credit term up to 9 to 12 months. Reserves are recorded primarily on a specific identification basis.

       DALIAN DONGTAI INDUSTRY WASTE TREATMENT CO., LTD. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

Advances to suppliers


The Company advances to certain vendors for purchase of its material. The advances to suppliers are interest free and unsecured. The advances to suppliers amounted to $35,590 for six month period ended as at June 30, 2005.

Inventory

Inventories are stated at the lower of cost, as determined on a first-in, first-out basis, or market. Management compares the cost of inventories with the market value, and allowance is made for writing down the inventories to their market value, if lower.

Property, equipment and construction in progress

Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to earnings as incurred; additions, renewals and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property and equipment is provided using the straight-line method for substantially all assets with estimated lives of: 30 years for building, 10 years for machinery, and 5 years for office equipment and 8 years for vehicles. At December 31, 2004, the following are the details of the property and equipment:

                  Vehicle                                    $    276,112
                  Office instrument & equipment                   368,792
                  Machinery & equipment                           858,989
                  Building                                      1,853,517
                  Less:  Accumulated depreciation              (1,064,454)
                                                              -----------
                                                              $ 2,292,956
                                                              ===========

Amortization expense for the Company's intangible assets for the six months ended June 30, 2005 and 2004 amounted to $15,729 and $15,729, respectively.

Amortization expense for the Company's intangible assets for each of the next five fiscal years is estimated to be $33,460 per year.

Long-lived assets

Effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," and the accounting and reporting provisions of APB Opinion No. 30, "Reporting the Results of Operations for a Disposal of a Segment of a Business." The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with SFAS 144. SFAS 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal. Based on its review, the Company believes that, as of December 31, 2004 there were no significant impairments of its long-lived assets.

       DALIAN DONGTAI INDUSTRY WASTE TREATMENT CO., LTD. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)


Construction in progress

Construction in progress consists of the design expenses and architect's fee. As of June 30, 2005, "construction in progress" amounted to $215,296.

Long-term Investment

Long term investments of $12,100 represent the Company's 20% investment in Ziguang Dongtai. The investment is accounted for under the equity method. The carrying amount of the investment as of June 30, 2005 of $12,100 represents the Company's 20% of interest in the net asset of the investee.

Intangible Assets

Intangible assets consist of "Rights to use land and to build a plant" for 50 years and "Rights of use landfill" for 20 years. The rights to use land and building amortized over 50-years and the right to use the landfill is being amortized over 20 years using the straight-line method. The Company evaluates intangible assets for impairment, at least on an annual basis and whenever events or changes in circumstances indicate that the carrying value may not be recoverable from its estimated future cash flows. Recoverability of intangible assets, other long-lived assets and, goodwill is measured by comparing their net book value to the related projected undiscounted cash flows from these assets, considering a number of factors including past operating results, budgets, economic projections, market trends and product development cycles. If the net book value of the asset exceeds the related undiscounted cash flows, the asset is considered impaired, and a second test is performed to measure the amount of impairment loss.

Net intangible assets at June 30, 2005 were as follows:


        ----------------------------------------- ---------------------
        Right to use land                         $  1,519,943
        Right to use landfill                           66,701
        ----------------------------------------- ---------------------
        Less: Accumulated amortization                 (83,182)
        ----------------------------------------- ---------------------
                                                  $  1,503,462
        ----------------------------------------- ---------------------


Minority Interest

Minority interest represent 45% equity interest in Precision Machine Co., Ltd and 49% equity interest in Wafangdian Dongtai Garbage Collection. At June 30, 2005, minority interest amounted to $ 232,823. Minority share of loss and income of the investees was $ (14,488) and $ 28,037 for the six month periods ended as June 30, 2005 and 2004, respectively.

Fair value of financial instruments

Statement of financial accounting standard No. 107, Disclosures about fair value of financial instruments, requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

       DALIAN DONGTAI INDUSTRY WASTE TREATMENT CO., LTD. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

Revenue Recognition

The Company's revenue recognition policies are in compliance with Staff accounting bulletin (SAB) 104. Revenue is recognized when services are rendered to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectibility is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as unearned revenue.

Advertising Costs

The Company expenses the cost of advertising as incurred or, as appropriate, the first time the advertising takes place. Advertising costs for the six month periods ended, 2005 and 2004 were insignificant.

Stock-based compensation

In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation". SFAS No. 123 prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights. SFAS No. 123 requires compensation expense to be recorded (i) using the new fair value method or (ii) using the existing accounting rules prescribed by Accounting Principles Board Opinion No. 25, "Accounting for stock issued to employees" (APB 25) and related interpretations with proforma disclosure of what net income and earnings per share would have been had the Company adopted the new fair value method. The Company uses the intrinsic value method prescribed by APB 25 and has opted for the disclosure provisions of SFAS No.123. No options have been granted for the six month periods ended June 30, 2005 and 2004.

Income Taxes

The Company utilizes SFAS No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. Tax expense for the six months ended June 30, 2005 represents, 15% PRC income tax on pre-tax income.

LOCAL PRC INCOME TAX

The Company is subject to People's Republic of China ("PRC") Enterprise Income Tax at a rate of 15% on the net income. According to PRC ruling, any joint venture with foreign investor gets special tax exempt treatment for first two years. The Company got tax exempt treatment for year 2004 and 2003. Accordingly, no provision for income taxes is recorded for the six months ended June 30, 2004. No significant deferred tax liabilities or assets existed as of June 30, 2005.

Foreign Currencies Translation

Assets and liabilities in foreign currency are recorded at the balance sheet date at the rate prevailing on that date. Items of income statement are recorded at the average exchange rate. Gain or loss on foreign currency transactions are reflected on the income statement. Gain or loss on financial statement translation from foreign currency are recorded as a separate component in the equity section of the balance sheet, as component of comprehensive income. The functional currency of the Company is Chinese Renminbi.

       DALIAN DONGTAI INDUSTRY WASTE TREATMENT CO., LTD. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

Basic and diluted net loss per share

Net loss per share is calculated in accordance with the Statement of financial accounting standards No. 128 (SFAS No. 128), "Earnings per share". SFAS No. 128 superseded Accounting Principles Board Opinion No.15 (APB 15). Net loss per share for all periods presented has been restated to reflect the adoption of SFAS No. 128. Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted net loss per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

Statement of Cash Flows:

In  accordance  with  Statement  of  Financial   Accounting  Standards  No.  95,
"Statement of Cash Flows," cash flows from the Company's operations is calculated based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.

Segment Reporting

Statement of Financial Accounting Standards No. 131 ("SFAS 131"), "Disclosure About Segments of an Enterprise and Related Information" requires use of the "management approach" model for segment reporting. The management approach model is based on the way a company's management organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company. SFAS 131 has no effect on the Company's consolidated financial statements as the Company consists of one reportable business segment. All revenue is from customers in People's Republic of China. All of the Company's assets are located in People's Republic of China.

Recent Pronouncements

In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections." This statement applies to all voluntary changes in accounting principle and requires retrospective application to prior periods' financial statements of changes in accounting principle, unless this would be impracticable. This statement also makes a distinction between "retrospective application" of an accounting principle and the "restatement" of financial statements to reflect the correction of an error. This statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. We are evaluating the effect the adoption of this interpretation will have on its financial position, cash flows and results of operations.

In December 2004, the FASB issued FASB Statement No. 123R, "Share-Based Payment, an Amendment of FASB Statement No. 123" ("FAS No. 123R"). FAS No. 123R requires companies to recognize in the statement of operations the grant- date fair value of stock options and other equity-based compensation issued to employees. FAS No. 123R is effective beginning in the Company's first quarter of fiscal 2006.

       DALIAN DONGTAI INDUSTRY WASTE TREATMENT CO., LTD. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

The Company believes that the adoption of this standard will have no material impact on its financial statements.

3.   OTHER PAYABLE

Other payable consists of the following as of June 30, 2005

         Other accounts payable                $  67,869
         Welfare payable                          (7,845)
         Tax Payable                             102,885
         Other accrued expenses                      708
                                               ---------
                  Total                        $ 163,617
                                               =========
4.   SHAREHOLDERS' EQUITY

At February 16, 2001, the Company increased its registered capital from RMB 1,800,000 (USD 217,800) to RMB 2,000,000 (USD 242,000). On May 24, 2003, the
Company increased its registered capital from RMB 2,000,000 (USD 242,000) to RMB 18,000,000 (USD 2,178,000). There were no common stock issuance during six month periods ended June 30, 2005.

5.     EMPLOYEE WELFARE PLAN

The Company has established its own employee welfare plan in accordance with Chinese law and regulations. The Company makes annual contributions of 14% of all employees' salaries to employee welfare plan. The total expense for the above plan was $6,324 and $6,318 for the six month periods ended June 30, 2005 and 2004, respectively.

6.     STATUTORY COMMON WELFARE FUND

As stipulated by the Company Law of the People's Republic of China (PRC) as applicable to Chinese companies with foreign ownership, net income after taxation can only be distributed as dividends after appropriation has been made for the following:

(i)  Making up cumulative prior years' losses, if any;

(ii) Allocations to the "Statutory surplus reserve" of at least 10% of income after tax, as determined under PRC accounting rules and regulations, until the fund amounts to 50% of the Company's registered capital;

(iii) Allocations of 5-10% of income after tax, as determined under PRC accounting rules and regulations, to the Company's "Statutory common welfare fund", which is established for the purpose of providing employee facilities and other collective benefits to the Company's employees; and

(iv) Allocations to the discretionary surplus reserve, if approved in the shareholders' general meeting.

The Company provided a reserve for the welfare fund for the six month period ended June 30, 2005 of $165,084. The Statutory reserve balance as of June 30, 2005 amounted to $828,366.

       DALIAN DONGTAI INDUSTRY WASTE TREATMENT CO., LTD. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)


7.     EARNINGS PER SHARE

Earnings per share for six month periods as of June 30, 2005 and 2004 is determined by dividing net income for the periods by the weighted average number of both basic and diluted shares of common stock and common stock equivalents outstanding. At June 30, 2005 and 2004, there were no dilutive securities.

8.     CURRENT VULNERABILITY DUE TO CERTAIN CONCENTRATIONS

The Company had two major vendors who provided over 10 % of the Company's raw materials for the six month periods ended June 30, 2005. Total purchases from these vendors were 40 % of the Company's total raw materials purchases for the six month period ended June 30, 2005. The payable balance to these vendors amounted to $31,719 at June 30, 2005.

One major customer accounted for 17% of the net revenue for the six month periods ended, 2005. The total receivable balance due from this customer was $169,930 at June 30, 2005. The total receivable balance due from this customer was $404,918 at June 30, 2005.

The Company's operations are carried out in the People's Republic of China. Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environments in the People's Republic of China, by the general state of the People's Republic of China`s economy. The Company's business may be influenced by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

9.     RECLASSIFICATIONS

Certain prior period amounts have been reclassified to conform to the six month periods ended June 30, 2005 presentation.

                           GOLDTECH MINING CORPORATION
                        PRO FORMA STATEMENT OF OPERATIONS
                  FOR THE SIX MONTH PERIOD ENDED JUNE 30, 2005
                                   (Unaudited)

The following Unaudited Pro Forma Statement of operations has been derived from the unaudited financial statements of Goldtech Mining Corporation, a Nevada Corporation (A) for the six month period ended June 30, 2005 and the unaudited financial statements of China Industrial Waste Management, Inc., a Delaware Corporation (B) for the six month period ended June 30, 2005. The Pro Forma Statements of Operations reflects the acquisition of B by A (a reporting company) on October 28, 2005 in a acquisition using reverse acquisition method of accounting and assumes that such acquisition was consummated as of January 1, 2005.

The Pro Forma Statement of Operations and financial conditions should be read in conjunction with the Financial Statements of A, the Financial Statements of B and the Notes to the financial statements. The Pro Forma Statements do not purport to represent what the Company's results of operations and financial conditions would actually have been if the acquisition of A had occurred on the date information and the assumption set forth in the foot notes below, which management believes are reasonable.

                                                         A                 B               Pro Forma                Pro Forma
                                                   (Historical)       (Historical)        Adjustment                Combined
                                                  ----------------   ---------------   ------------------       ------------------

Net Revenue                                       $             -    $    2,480,383    $              -         $       2,480,383

Cost of revenue                                                 -           675,309                   -                   675,309
                                                  ----------------   ---------------   ------------------       ------------------

Gross profit                                                    -         1,805,074                   -                 1,805,074

Operating expenses                                        125,739           527,400                   -                   653,139
                                                  ----------------   ---------------   ------------------       ------------------

Loss from operations                                     (125,739)        1,277,674                   -                 1,151,935

Non-operating income (Expenses),
 minority interest and income tax                          18,288          (177,113)                  -                  (158,825)
                                                  ----------------   ---------------   ------------------       ------------------

Net gain (loss)                                   $      (107,451)   $    1,100,561    $              -         $         993,110
                                                  ================   ===============   ==================       ==================

EARNINGS PER SHARE

   Weighted -average number of
   shares outstanding                                   7,628,770        12,800,000                                    20,428,770
                                                  ================   ===============                            ==================

   Gain (Loss) per share                          $         (0.01)   $         0.09                             $            0.05
                                                  ================   ===============                            ==================

NOTES:

(1) Loss per share data shown above are applicable for both primary and fully diluted.

(2) Weighted-average number of shares outstanding for the combined entity includes all shares issued before the acquisition as if outstanding as of January 1, 2005.

(3) Weighted average number of shares outstanding for combined entity includes 7,628,770 shares of A as of June 30, 2005 and 12,800,000 shares of common stock issued to the shareholders of (B) pursuant to the stock acquisition and reorganization agreement and treated as if outstanding since January 1, 2005

                           GOLDTECH MINING CORPORATION
                   PRO FORMA STATEMENT OF FINANCIAL CONDITIONS
                               AS ON JUNE 30, 2005
                                   (Unaudited)

The following unaudited Pro Forma Statement of financial conditions has been derived from the unaudited financial statements of Goldtech Mining Corporation
(A) as of June 30, 2005 and the unaudited financial statements of China Industrial Waste Management, Inc. (B) as of June 30, 2005. The unaudited Pro Forma Statements of financial conditions reflects the acquisition of B by A (a reporting company) in a merger using reverse acquisition method of accounting.

                                                              A                 B               Pro Forma                Pro Forma
                                                        (Historical)       (Historical)        Adjustment                Combined
                                                       ----------------   ---------------   ------------------       ---------------
                                   ASSETS

Current Assets                                         $       354,904    $    4,180,105    $        (354,904)(2)    $    4,180,105

Property & equipment, net                                            -         2,292,956                    -             2,292,956

Intangible assets, net                                               -         1,503,462                    -             1,503,462

Other non-current assets                                             -           242,298                    -               242,298

Mineral properties deferred development costs                  205,000                 -             (205,000)(2)                 -

                                                       ----------------   ---------------   ------------------       ---------------
TOTAL ASSETS                                           $       559,904    $    8,218,821    $        (559,904)       $    8,218,821
                                                       ================   ===============   ==================       ===============


LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities                                    $       360,767    $      223,241    $        (360,767)(2)$          223,241

Long-term liabilities                                          242,192                 -             (242,192)(2)                 -

Minority interest                                                    -           232,823                    -               232,823

Stockholders' equity;

  Common stock                                                   7,629         2,178,000 (2)       (2,178,000)   (1)         20,429
                                                                                                       12,800    (4)

  Additional paid in capital                                 6,639,526                 - (2)       (4,597,210)   (3)      2,072,571
                                                                                                      (12,800)   (4)
                                                                                                       43,055    (3)
  Statutory reserve                                                  -           828,366                    -               828,366

  Subscription receivable                                       85,000                 -                    -                85,000

  Retained earnings (deficit)                               (6,775,210)        4,756,391            6,775,210    (3)      4,756,391


                                                       ----------------   ---------------   ------------------       ---------------

     Total stockholders' equity (deficit)                      (43,055)        7,762,757                    -             7,762,757
                                                       ----------------   ---------------   ------------------       ---------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)   $       559,904    $    8,218,821    $        (602,959)       $    8,218,821
                                                       ================   ===============   ==================       ===============

NOTES;

(1)  Elimination of Common stock of (B) before the acquisition

(2) Elimination of assets and liabilities of (A) which has been taken over by the old management

(3)  Elimination of pre-acquisition equity of (B)

(4)  Adjustment of share capital for additional issuance on acquisition

                         GOLDTECH MINING CORPORATION
                      PRO FORMA STATEMENT OF OPERATIONS
                    FOR THE YEAR ENDED DECEMBER 31, 2004
                                 (Unaudited)

The following Unaudited Pro Forma Statement of operations has been derived from the audited financial statements of Goldtech Mining Corporation, a Nevada Corporation (A) for the year ended December 31, 2004 and the audited financial statements of China Industrial Waste Management, Inc., a Delaware Corporation
(B) for the year ended December 31, 2004. The Pro Forma Statements of Operations reflects the acquisition of B by A (a reporting company) on October 28, 2005 in a acquisition using reverse acquisition method of accounting and assumes that such acquisition was consummated as of January 1, 2004.

The Pro Forma Statement of Operations and financial conditions should be read in conjunction with the Financial Statements of A, the Financial Statements of B and the Notes to the financial statements. The Pro Forma Statements do not purport to represent what the Company's results of operations and financial conditions would actually have been if the acquisition of A had occurred on the date indicated or to proj information and the assumption set forth in the foot notes below, which management believes are reasonable.

                                                         A                 B               Pro Forma                Pro Forma
                                                   (Historical)       (Historical)        Adjustment                Combined
                                                  ----------------   ---------------   ------------------       ------------------

Net Revenue                                       $              -   $     4,143,530   $                -       $        4,143,530

Cost of revenue                                                  -         1,243,373                    -                1,243,373
                                                  ----------------   ---------------   ------------------       ------------------

Gross profit                                                     -         2,900,157                    -                2,900,157

Operating expenses                                       1,433,966         1,069,687                    -                2,503,653
                                                  ----------------   ---------------   ------------------       ------------------

Loss from operations                                    (1,433,966)        1,830,470                    -                  396,504

Non-operating income (Expenses),
 minority interest and income tax                          152,828              (699)                                      152,129

Loss from discontinued operations                         (180,757)                0                    -                 (180,757)
                                                  ----------------   ---------------   ------------------       ------------------

Net gain (loss)                                   $     (1,461,895)$       1,829,771 $                  -       $          367,876
                                                  ================   ===============   ==================       ==================

EARNINGS PER SHARE

   Weighted -average number of
   shares outstanding                                  13,837,843         12,800,000                                    26,637,843
                                                  ================   ===============                            ==================

   Gain (Loss) per share                          $         (0.11)   $          0.14                            $             0.01
                                                  ================   ===============                            ==================

NOTES:

(1) Loss per share data shown above are applicable for both primary and fully diluted.

(2) Weighted-average number of shares outstanding for the combined entity includes all shares issued before the acquisition as if outstanding as of January 1, 2004.

(3) Weighted average number of shares outstanding for combined entity includes 13,837,843 weighted average shares of A as of December 31, 2004 and 12,800,000 shares of common stock issued to the shareholders of (B) pursuant to the stock acquisition and reorganization agreement and treated as if outstanding since January 1, 2004

                     CHINA INDUSTRIAL WASTE MANAGEMENT, INC.
                          (A development stage company)
                                  BALANCE SHEET
                                 AUGUST 31, 2005



                                     ASSETS

 CURRENT ASSETS:
       Cash & cash equivalents                                                $     500
                                                                              ---------
                                                                              $     500
                                                                              =========


             LIABILITIES AND STOCKHOLDERS' DEFICIT

 CURRENT LIABILITIES:
       Accrued expenses                                                       $   3,285


 STOCKHOLDERS' DEFICIT
       Common stock, .001 par value; Authorized
          shares 60,000,000; Issued and outstanding shares 1,280,000                128
       Additional paid in capital                                                   372
       Deficit accumulated during the development stage                          (3,285)
                                                                              ---------
                  Total stockholders' deficit                                    (2,785)
                                                                              ---------

                     CHINA INDUSTRIAL WASTE MANAGEMENT, INC.
                          (A development stage company)
                            STATEMENTS OF OPERATIONS
          FOR THE PERIOD AUGUST 16, 2005 (INCEPTION) TO AUGUST 31, 2005



 Net revenue                                                                $         -

 Operating expenses
             Organization cost                                                      285
             Professional fees                                                    3,000
                                                                            -----------
 Operating loss                                                                  (3,285)

 Provision for income tax                                                             -
                                                                            -----------
 Net loss                                                                   $    (3,285)
                                                                            ============

 Basic and diluted net loss per share                                       $     (0.00)
                                                                            ===========

 Basic and diluted weighted average shares outstanding                        1,280,000

                                                                            ===========

                     CHINA INDUSTRIAL WASTE MANAGEMENT, INC.
                          (A development stage company)
                                  BALANCE SHEET
                                 AUGUST 31, 2005



                                     ASSETS

 CURRENT ASSETS:
       Cash & cash equivalents                                                $     500
                                                                              ---------
                                                                              $     500
                                                                              =========


             LIABILITIES AND STOCKHOLDERS' DEFICIT

 CURRENT LIABILITIES:
       Accrued expenses                                                       $   3,285


 STOCKHOLDERS' DEFICIT
       Common stock, .001 par value; Authorized
          shares 60,000,000; Issued and outstanding shares 1,280,000                128
       Additional paid in capital                                                   372
       Deficit accumulated during the development stage                          (3,285)
                                                                              ---------
                  Total stockholders' deficit                                    (2,785)
                                                                              ---------

                     CHINA INDUSTRIAL WASTE MANAGEMENT, INC.
                          (A development stage company)
                            STATEMENTS OF OPERATIONS
          FOR THE PERIOD AUGUST 16, 2005 (INCEPTION) TO AUGUST 31, 2005

 Net revenue                                                                $         -

 Operating expenses
             Organization cost                                                      285
             Professional fees                                                    3,000
                                                                            -----------
 Operating loss                                                                  (3,285)

 Provision for income tax                                                             -
                                                                            -----------
 Net loss                                                                   $    (3,285)
                                                                            ============

 Basic and diluted net loss per share                                       $     (0.00)
                                                                            ===========

 Basic and diluted weighted average shares outstanding                        1,280,000
                                                                            ===========

                     CHINA INDUSTRIAL WASTE MANAGEMENT, INC.
                          (A development stage company)
                       STATEMENT OF STOCKHOLDERS' DEFICIT
          FOR THE PERIOD AUGUST 16, 2005 (INCEPTION) TO AUGUST 31, 2005



                                                            Common stock                           Deficit
                                                      --------------------------   Additional    accumulated        Total
                                                        Number of                   paid in    during develop-   stockholders'
                                                         shares        Amount        capital      ment stage        deficit
                                                      --------------  ----------   -----------  -------------    ------------

 Balance at August 16, 2005 (inception)                           -   $        -   $         -    $         -    $          -

 Issuance of common stock                                 1,280,000          128           372              -             500

 Net loss for the period August 16, 2005 (inception)
         through August 31, 2005                                  -            -             -         (3,285)         (3,285)

                                                      --------------  ----------  ------------  -------------    ------------
 Balance at August 31, 2005                               1,280,000   $      128   $       372    $    (3,285)   $     (2,785)
                                                      ==============  ==========  ============  =============    ============

                     CHINA INDUSTRIAL WASTE MANAGEMENT, INC.
                          (A development stage company)
                             STATEMENT OF CASH FLOWS
          FOR THE PERIOD AUGUST 16, 2005 (INCEPTION) TO AUGUST 31, 2005


 CASH FLOWS FROM OPERATING ACTIVITIES:
        Net loss                                                              $    (3,285)
        Adjustments to reconcile net loss to net cash used in
           operating activities:
             Increase in current assets and current liabilities:
                         Accrued expense                                            3,285
                                                                              -----------
        Net cash used in operating activities                                           -
                                                                              -----------

 NET INCREASE IN CASH & CASH EQUIVALENTS                                                -

 CASH & CASH EQUIVALENTS, BEGINNING BALANCE                                             -
                                                                              -----------

 CASH & CASH EQUIVALENTS, ENDING BALANCE                                      $         -
                                                                              ===========

                     CHINA INDUSTRIAL WASTE MANAGEMENT, INC.
                          (A development stage company)
                       STATEMENT OF STOCKHOLDERS' DEFICIT
          FOR THE PERIOD AUGUST 16, 2005 (INCEPTION) TO AUGUST 31, 2005


                                                            Common stock                           Deficit
                                                      --------------------------   Additional    accumulated        Total
                                                        Number of                   paid in    during develop-   stockholders'
                                                         shares        Amount        capital      ment stage        deficit
                                                      --------------  ----------   -----------  -------------    ------------

 Balance at August 16, 2005 (inception)                           -   $        -   $         -    $         -    $          -

 Issuance of common stock                                 1,280,000          128           372              -             500

 Net loss for the period August 16, 2005 (inception)
         through August 31, 2005                                  -            -             -         (3,285)         (3,285)

                                                      --------------  ----------  ------------  -------------    ------------
 Balance at August 31, 2005                               1,280,000   $      128   $       372    $    (3,285)   $     (2,785)
                                                      ==============  ==========  ============  =============    ============

                     CHINA INDUSTRIAL WASTE MANAGEMENT, INC.
                          (A development stage company)
                             STATEMENT OF CASH FLOWS
          FOR THE PERIOD AUGUST 16, 2005 (INCEPTION) TO AUGUST 31, 2005


 CASH FLOWS FROM OPERATING ACTIVITIES:
        Net loss                                                              $    (3,285)
        Adjustments to reconcile net loss to net cash used in
           operating activities:
             Increase in current assets and current liabilities:
                         Accrued expense                                            3,285
                                                                              -----------
        Net cash used in operating activities                                           -
                                                                              -----------

 NET INCREASE IN CASH & CASH EQUIVALENTS                                                -

 CASH & CASH EQUIVALENTS, BEGINNING BALANCE                                             -
                                                                              -----------

 CASH & CASH EQUIVALENTS, ENDING BALANCE                                      $         -
                                                                              ===========